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                                                                   Exhibit 10.39


                              ACQUISITION AGREEMENT

                                     BETWEEN

                      LSG LUFTHANSA SERVICE USA CORPORATION

                                       AND
                                 SKY CHEFS, INC.

                                 August 14, 1995
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                              ACQUISITION AGREEMENT


         This ACQUISITION AGREEMENT ("Agreement") is made and entered into this 14th day of August, 1995, by and between LSG LUFTHANSA SERVICE USA CORPORATION ("LSG"), a corporation organized under the laws of the State of Delaware, and SKY CHEFS, INC. ("Sky Chefs"), a corporation organized under the laws of the State of Delaware. Each of LSG and Sky Chefs may be referred to herein as a "Party" and both may be referred to herein as "the Parties."

                                    RECITALS

         WHEREAS, LSG is the lessee of Lease No. AYC-526 of a flight kitchen catering facility and LSG operates this facility at the John F. Kennedy International Airport;

         WHEREAS, LSG desires to assign all of its rights under Lease No. AYC-526 and to sell or sublease certain assets in this facility to Sky Chefs, and Sky Chefs desires to acquire all of LSG's rights and obligations under Lease No. AYC-526 and to purchase or sublease certain LSG assets in the facility;

         WHEREAS, the Port Authority of New York and New Jersey has agreed to the assignment of all of LSG's rights and obligations under Lease No. AYC-526 to Sky Chefs;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements, and upon the terms and subject to the conditions hereinafter set forth, the Parties do hereby agree as follows:
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                                    ARTICLE 1

                                   DEFINITIONS

         ASSIGNMENT AGREEMENT means the agreement between LSG, Sky Chefs, and the Port Authority of New York and New Jersey attached hereto as Schedule 1.

         CLOSING shall have the meaning set forth in Article 3.1.

         CLOSING DATE means the date and time of the Closing.

         JFK AIRPORT means the John F. Kennedy International Airport, located in New York, New York.

         KITCHEN means the flight kitchen catering facility that LSG operates at JFK Airport.

         MASTER LEASE means Lease No. AYC-526 between LSG and the Port Authority attached hereto as Schedule 2.

         PORT AUTHORITY means The Port Authority of New York and New Jersey, a corporate and political entity created by compact between the States of New York and New Jersey, with the consent of the Congress of the United States.

         PREMISES means the premises covered by this Agreement as identified at Exhibit A of Lease No. AYC-526 attached hereto as Schedule 2. The premises consist of that certain land at JFK Airport in the Borough of Queens, City and State of New York, together with Building No. 143 and all other structures, fixtures, improvements, facilities and other property of the Port Authority located therein, thereon or thereunder.

         SIGNING DATE means the date when the parties execute this Agreement.

                                    ARTICLE 2

           ACQUISITION OF LEASE AND ASSETS; ASSUMPTION OF LIABILITIES

2.1      ASSIGNMENT OF LEASE; PURCHASE OR SUBLEASE OF CERTAIN ASSETS

         At the Closing:

         (a) LSG shall transfer, convey, assign and deliver to Sky Chefs, and Sky Chefs shall purchase and assume from LSG, all right, title and interest of LSG in


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             Lease No. AYC-526 attached hereto as Schedule 2 covering the
             Premises and further reflected by the Assignment Agreement attached hereto as Schedule 1, and certain assets of LSG identified in
             Article 3.3.

         (b) LSG shall sublease to Sky Chefs certain assets of LSG identified in Article 3.3.

         (c) LSG shall transfer all supplies and inventory at the Kitchen to Sky Chefs.

         (d) LSG shall assign to Sky Chefs any insurance recovery or right to recovery arising from any loss or damage to any assets referred to in clause (a), (b), or (c) of this section.

2.2      PURCHASE PRICE

         The aggregate purchase price shall consist of a payment by Sky Chefs to LSG of U.S. $1,556,219 (one million five hundred fifty six thousand two hundred and nineteen dollars).

2.3      ACCOUNTS RECEIVABLE

         The Parties hereby acknowledge that the accounts receivable with respect to services provided from the Kitchen prior to the Closing remain with LSG.

2.4      ASSUMPTION OF LIABILITIES

         (a) Sky Chefs hereby assumes all liabilities and obligations associated with the Master Lease, the Assignment Agreement, and all other obligations associated with the assets related to the JFK Kitchen from the Closing Date.

         (b)  Except for the matters subject to indemnification by Sky Chefs at section 6.4, Sky Chefs shall not assume any liabilities or obligations of LSG related to the operation of the JFK Kitchen before the Closing Date.

         (c)  Sky Chefs shall not assume

              i. notwithstanding any provision of this Agreement to the contrary, any collective bargaining agreements or any other arrangements, commitments or understandings arising under any collective bargaining agreements or otherwise related to any collective bargaining agreements, or


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              ii.   except as provided herein in sections 4.3, 4.4, and 6.4, any other commitments, plans, arrangements or understandings regarding terms and conditions of employment for any individuals employed by LSG at the Kitchen before the Closing Date.

                                    ARTICLE 3

                                     CLOSING

3.1      CLOSING

         The Closing of the transaction contemplated herein shall take place at the close of business on August 31, 1995 at the office of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037.

3.2      CONDITIONS

         (a) The obligations of each Party to be performed at the Closing are subject to the condition that

              i. there shall not be in effect any injunction or order of any court prohibiting the consummation of the transactions contemplated herein,

              ii. the Port Authority shall have consented, to the extent such consent is required, to the consummation of the transactions contemplated herein, and

              iii. the other Party shall have performed in all material respects all of its obligations under this Agreement to be performed prior to or at the Closing.

         (b) If the Closing does not occur by reason of the failure of the condition specified in this section 3.2, this Agreement shall terminate without any liability or obligation of either Party to the other, but no such termination shall relieve a Party of liability for any breach of this Agreement prior to the termination.


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3.3      DELIVERY OBLIGATIONS OF LSG

         At the Closing, LSG shall deliver:

         (a) an Assignment Agreement executed by it pursuant to which LSG shall assign all rights under the Master Lease to Sky Chefs;

         (b) documents executed by it evidencing the sublease of the Equipment Lease Agreement attached hereto as Schedule 3;

         (c) documents executed by it evidencing the assignment of the PHH Fleet America truck lease attached hereto as Schedule 4;

         (d) documents evidencing transfer to Sky Chefs of all supplies and inventories at the Kitchen and any recovery or right referred to in section 2.1(d).

         Sky Chefs hereby acknowledges that all assets are being conveyed on an "as is - where is" basis and LSG makes no representation or warranty as to the condition of the assets.

3.4      DELIVERY OBLIGATIONS OF SKY CHEFS

         At the Closing, Sky Chefs shall deliver:

         (a) a certified or bank check payable to LSG in the amount of the purchase price as set forth in Article 2.2;

         (b) an Assignment Agreement executed by it pursuant to which Sky Chefs shall assume all rights and obligations under the Master Lease;

         (c) documents executed by it evidencing the sublease of the Equipment Lease Agreement attached hereto as Schedule 3;

         (d) documents executed by it evidencing the assignment of the PHH Fleet America truck lease attached hereto as Schedule 4;

         (e) documents executed by it acknowledging receipt by Sky Chefs of all supplies and inventories at the Kitchen.


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                                    ARTICLE 4

                                    COVENANTS

4.1      GENERAL COVENANT

         LSG and Sky Chefs hereby agree to act in good faith and to use best reasonable efforts between the Signing Date and Closing to insure:

         (a) a smooth transition in, among other things, customer service and labor matters; and

         (b) that the business and operation of the Kitchen continues to function as it has in the ordinary course prior to Closing.

4.2      CUSTOMER CONTRACTS

         LSG shall endeavor to transfer to Sky Chefs all of LSG's customer contracts at the JFK Kitchen attached hereto as Schedule 5 and such transfers (if achieved) shall take effect as of the Closing.

4.3      EMPLOYEE MATTERS

         (a) Prior to the Closing, LSG shall notify all employees at the Kitchen that their employment with LSG will cease effective the Closing, and Sky Chefs shall concurrently notify all employees at the Kitchen that they will be hired as probationary employees by Sky Chefs, subject to such qualifications and terms and conditions of employment as Sky Chefs may adopt, effective immediately after the Closing, subject to the following conditions:

              i. all employees shall apply for employment with Sky Chefs and shall fill out any necessary Sky Chefs employment application forms, and

              ii. all employees shall submit to, and pass, the mandatory Sky Chefs drug testing program.

              For purposes of this covenant, "all employees" shall include persons on leave or disability to the extent they otherwise have rights to be rehired.

         (b) With respect to its operation of the Kitchen, after the Closing, Sky Chefs shall be entitled to


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              set such terms and conditions of employment with respect to post-Closing operations at the Kitchen as Sky Chefs deems appropriate under the circumstances (including any modifications, reduction or alteration of any previous terms and conditions of employment).

         (c) If necessary, Sky Chefs shall reimburse LSG for its out of pocket health maintenance organization premiums for the month of September 1995 for individuals who were LSG employees at the Kitchen prior to the Closing and who were hired by Sky Chefs after the Closing.

         (d)  Sky Chefs shall provide continuation of health coverage under section 4980B of the Internal Revenue Code for current and former employees of the Kitchen.

4.4      COOPERATION IN LABOR MATTERS

         After the Signing Date,

         (a) LSG shall permit reasonable access to the Kitchen and its employees by representatives of Sky Chefs for purposes of advising employees about the terms and conditions of employment to be implemented by Sky Chefs.

         (b) LSG shall provide Sky Chefs with such information as it may reasonably request regarding LSG employees and the terms and conditions of employment of LSG employees.

         (c) Sky Chefs shall provide LSG with such information as it may reasonably request for use by LSG in providing appropriate information to, and responding to any inquiries from, LSG employees or employees' representatives regarding the terms and conditions of employment to be implemented by Sky Chefs.

4.5      CONTINUITY OF CUSTOMER SERVICE

         Sky Chefs shall use its best reasonable efforts to assist LSG in ensuring that the LSG customers being serviced from the Kitchen receive uninterrupted and high quality catering services between the Signing Date and Closing. If requested by LSG, Sky Chefs shall provide to LSG such services from another facility at JFK for such period of time between the Signing Date and Closing as may be necessary to ensure such uninterrupted and high quality services. Sky Chefs shall make available necessary


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personnel to provide such services for the LSG customers in the event of any such problems between the Signing Date and Closing. LSG will reimburse Sky Chefs for its reasonable costs (including compensation of its employees) of providing such services and personnel.


                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES OF LSG. LSG represents and warrants to Sky Chefs, with respect to the transactions contemplated herein, that:

         (a) Organization and Authority of LSG. LSG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform this Agreement and the transactions herein contemplated.

         (b) Authorization of Agreement. The execution, delivery and performance by LSG of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by LSG and constitutes and will constitute legal, valid and binding obligations of LSG enforceable against LSG in accordance with its terms, except as enforcement may be limited by bankruptcy or similar laws affecting creditors' rights generally.

         (c) No Conflicts. The execution, delivery and performance of this Agreement by LSG do not violate or conflict with (i) the certificate of incorporation or by-laws of LSG or (ii) any judicial, administrative or regulatory order, judgment or decree or arbitration award to which LSG is a party or by which it or its properties are bound.

         (d) Assets. The assets to be transferred, assigned, or subleased to Sky Chefs include all of the assets used by LSG at or in the operation of the Kitchen.

5.2 REPRESENTATIONS AND WARRANTIES OF SKY CHEFS. Sky Chefs represents and warrants to LSG, with respect to the transactions contemplated herein, that:


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         (a)  Organization and Authority. Sky Chefs has been duly organized and is validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform this Agreement and the transactions herein contemplated.

         (b) Authorization of Agreement. The execution, delivery and performance by Sky Chefs of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Sky Chefs and constitutes and will constitute the legal, valid and binding obligation of Sky Chefs, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy or similar laws affecting creditors' rights generally.

         (c) No Conflicts. The execution, delivery and performance of this Agreement by Sky Chefs do not violate or conflict with (i) the certificate of incorporation or by-laws of Sky Chefs or (ii) any judicial, administrative or regulatory order, judgment or decree or arbitration award to which Sky Chefs is a party or by which it or its properties are bound.


                                    ARTICLE 6

                                 INDEMNIFICATION

6.1      INDEMNIFICATION FOR JFK LEASE LIABILITY

         (a) Sky Chefs shall indemnify and hold LSG harmless with respect to, and shall assume all loss, liability, deficiency, penalty, claim, damage or expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) (collectively, "Damages") of LSG arising out of or in connection with any failure by Sky Chefs to perform its obligations under Lease No. AYC-526, the Assignment Agreement, or the negotiations, transactions or events giving rise to Lease No. AYC-526 or the Assignment Agreement taken at Sky Chefs' request or with Sky Chefs' consent. LSG and Sky Chefs agree that Sky Chefs shall assume all risks and liabilities arising out of or in connection with Lease No. AYC-526 and the Assignment Agreement,


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              notwithstanding anything to the contrary in Lease No. AYC-526 or the Assignment Agreement.

         (b) Sky Chefs shall indemnify, hold harmless, and reimburse LSG for any failure of Sky Chefs or its successors or assigns to pay rent or any other monetary liabilities pursuant to its assumption of Lease No. AYC-526 or the Assignment Agreement, notwithstanding anything to the contrary in sections 2, 3 and 4 of the Assignment Agreement.

         (c) LSG and Sky Chefs hereby acknowledge that any liability with respect to the underground storage tank(s) at the Kitchen (the "Caterair Environmental Liabilities") is the sole liability of Caterair International Corporation and/or Marriott Corporation and any such liability was not assumed by LSG pursuant to the Master Lease, the Assignment Agreement, or this Agreement, and shall not be assumed by Sky Chefs pursuant to this Agreement.

6.2      GENERAL INDEMNIFICATION BY LSG

         LSG shall indemnify and hold harmless Sky Chefs, Sky Chefs' affiliates, and each of their respective officers, directors, employees and agents, from, and shall reimburse Sky Chefs, Sky Chefs' affiliates, and each of their respective officers, directors, employees and agents, for any Damages arising at any time from or in connection with:

         (a) any material inaccuracy in any representation or warranty by LSG set forth in this Agreement;

         (b) any material failure by LSG to perform or comply with any agreement contained in this Agreement;

         (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with LSG (or any person acting on its behalf) in connection with any of the transactions contemplated hereby;

         (d) any action taken (or not taken) by LSG before the Closing Date of this Agreement with respect to the Kitchen, excluding any liability referred to in section 6.3(g) and excluding any matters subject to indemnification by Sky Chefs at section 6.4;

         (e) the use and occupancy of the premises by LSG or the conduct or management of the business


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              conducted by LSG on the premises, including any act or omission by
              LSG, its agents, contractors, employees, servants, lessees, concessionaires, invitees, licensees, and customers before the Closing Date, excluding any matters subject to indemnification by Sky Chefs at section 6.4.

         (f) any failure of LSG to follow applicable legal requirements with regard to the effects upon employees with respect to the transactions contemplated herein.

         The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent caused, in whole or in part, by any act or omission of any kind by Sky Chefs, provided only that Sky Chefs shall not be entitled under this Article to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any person (including LSG or any of its affiliates) alleges such gross negligence or willful misconduct by Sky Chefs, the indemnification provided for herein shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the gross negligence or willful misconduct.

         The foregoing indemnities shall be perpetual. Any amount to be paid hereunder by LSG to any person or for which LSG has indemnified any person shall be a demand obligation owing by LSG to Sky Chefs.

6.3      GENERAL INDEMNIFICATION BY SKY CHEFS

         Sky Chefs shall indemnify and hold harmless LSG, LSG's affiliates and each of their respective officers, directors, employees and agents from, and shall reimburse LSG, LSG's affiliates and each of their respective officers, directors, employees and agents for any Damages arising from or in connection with:

         (a) any material inaccuracy in any representation or warranty by Sky Chefs set forth in this Agreement;

         (b) any material failure by Sky Chefs to perform or comply with any agreement contained in this Agreement;

         (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Sky Chefs (or any


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              person acting on its behalf) in connection with any of the transactions contemplated hereby;

         (d) any action taken (or not taken) by Sky Chefs after the Closing Date of this Agreement with respect to the Kitchen, excluding any matters subject to indemnification by Sky Chefs at section 6.4;

         (e) the use and occupancy of the premises by Sky Chefs or the conduct or management of the business conducted by Sky Chefs on the premises, including any act or omission by Sky Chefs, its agents, contractors, employees, servants, lessees, concessionaires, invitees, licensees, and customers after the Closing Date, excluding any matters subject to indemnification by Sky Chefs at section 6.4;

         (f) (i) the failure of Sky Chefs to perform any agreement, covenant or obligation required to be performed by Sky Chefs pursuant to Lease No. AYC-526 or the Assignment Agreement relating to environmental laws or hazardous substances, (ii) any violation of or failure to comply with any environmental law now existing or hereafter occurring, resulting from or connected to the ownership, construction, occupancy, operation, use, or maintenance of the premises, (iii) the removal of hazardous substances from the premises (or if removal is prohibited by law, the taking of whatever action is required by law), (iv) any act, omission, event or circumstance existing or occurring or resulting from or in connection with the ownership, construction, occupancy, operation, use or maintenance of the premises, regardless of whether the act, omission, event or circumstance constituted a violation of or failure to comply with any environmental law at the time of its existence or occurrence, and (v) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to any hazardous substance located upon or migrating into, on, from or through the premises (whether or not any or all of the foregoing was caused by Sky Chefs, a prior owner of the premises, a prior operator of the premises, their respective tenants or subtenants, or any third party and whether or not the alleged liability is attributable to the handling, storage, use, treatment, processing,


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              distribution, manufacture, generation, discharge, transportation or disposal of such hazardous substance or the mere presence of such hazardous substance on the premises), excluding the Caterair Environmental Liabilities;

         (g) claims of LSG employees' representatives arising solely as a result of the transactions contemplated herein after the Closing Date and resulting from any action taken by Sky Chefs with respect to the terms and conditions of employment at the Kitchen on or after the Closing Date; and

         (h) any liabilities with respect to the trucks and other vehicles at the Kitchen after the Closing Date.

         The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent caused, in whole or in part, by any act or omission of any kind by LSG, provided only that LSG shall not be entitled under this Article to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any person (including Sky Chefs or any of its affiliates) alleges such gross negligence or willful misconduct by LSG, the indemnification provided for herein shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the gross negligence or willful misconduct.

         The foregoing indemnities shall be perpetual. Any amount to be paid hereunder by Sky Chefs to any person or for which Sky Chefs has indemnified any person shall be a demand obligation owing by Sky Chefs to LSG.

         The foregoing indemnities in this section 6.3 is in addition to, and shall not limit in any way, the indemnities as set forth in section 6.4.

6.4      INDEMNIFICATION DURING PERIOD BETWEEN SIGNING DATE AND CLOSING

         LSG and Sky Chefs hereby acknowledge that the Parties share a mutual interest in a smooth transition of this transaction. LSG and Sky Chefs hereby agree that Sky Chefs shall indemnify and hold harmless LSG, LSG's affiliates and each of their respective officers, directors, employees and agents from, and shall reimburse LSG, LSG's affiliates and each of their respective officers, directors, employees and agents for any Damages arising from or in connection with:


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         (a)  any claims of LSG employees or employees' representatives arising during the period between the Signing Date and Closing solely as a result of the transactions contemplated herein and not attributable to the negligence or willful misconduct of LSG; and

         (b) any claims of LSG customers for disruption of service between the Signing Date and Closing arising solely as a result of the transactions contemplated herein and not attributable to the negligence or willful misconduct of LSG or the failure of LSG to use its best reasonable efforts to minimize such disruption.

6.5      PROCEDURE FOR INDEMNIFICATION

         The obligations and liabilities of each party hereunder with respect to their respective indemnities resulting from any claim or other assertion of liability by third parties (hereinafter a "Claim"), shall be subject to the following terms and conditions:

         (a) The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim promptly after the Indemnified Party receives notice hereof.

         (b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim and may settle such Claim at the sole expense of the Indemnifying Party.

         (c) In the event that the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof).


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6.6      EXCLUSIVITY

         This Article 6 provides the exclusive means by which a Party may assert claims for indemnification against another Party with respect to the transactions contemplated by this Agreement.

                                    ARTICLE 7

                                  MISCELLANEOUS

7.1      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Parties with respect to the subjects covered herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided herein.

7.2      GUARANTEE

         LSG Lufthansa Service GmbH hereby guarantees the full and timely performance by LSG Lufthansa Service USA Corporation under this Agreement. This guarantee is an independent obligation that may be enforced against LSG Lufthansa Service GmbH before, after, or without enforcement of LSG Lufthansa Service USA Corporation's obligations under this Agreement and shall be enforceable notwithstanding any amendment of, or forbearance under, this Agreement or any other event (other than the full and timely performance by LSG Lufthansa Service USA Corporation) that would discharge the obligations of a surety.

7.3      ARBITRATION

         Any dispute, controversy or claim arising out of or relating to this Agreement or breach hereof, shall be conducted in accordance with UNCITRAL Rules. The arbitration shall be conducted in London in the English language before a sole arbitrator. The parties shall attempt, by agreement, to nominate the sole arbitrator. If the parties fail so to nominate a sole arbitrator within 30 days from the date when the claimant's request for arbitration has been communicated to the other party, the appointing authority shall be the London Court of International Arbitration acting in accordance with its rules for this purpose.

7.4      GOVERNING LAW

         This Agreement is subject to, and shall be construed in accordance, with, the laws of the State of Delaware.


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7.5      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6      ASSIGNMENT

         Sky Chefs may assign its rights under this Agreement to Onex Food Services, Inc., or any subsidiary thereof, but no such assignment shall relieve Sky Chefs of its obligations hereunder. Except as provided in the preceding sentence, neither Party may assign any of its rights or obligations under this Agreement.

7.7      EXCLUSIVE BENEFICIARIES

         This Agreement is intended for the exclusive benefit of the Parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement shall be construed as granting any rights or benefits in or to any third party, including current and former employees of LSG.


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         IN WITNESS WHEREOF, the parties hereto have caused this Acquisition
Agreement to be executed by their officers or other representatives duly authorized, as of the day first above written.

                                       Sky Chefs, Inc.


                                       By: /s/ Patrick W. Tolbert
                                          --------------------------------------

                                       Title:  Executive Vice President


                                       LSG Lufthansa Service USA Corporation


                                       By:  /s/ Illegible
                                          --------------------------------------

                                       Title:  Assistant Secretary and Assistant
                                               Treasurer


                                       LSG Lufthansa Service GmbH (as to
                                       Section 7.2 only)


                                       By:  /s/ Illegible
                                          --------------------------------------

                                       Title:  Vice President Subsidiaries/
                                               Audit/Corporate Affairs



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